Exhibit 99.1

                 Family Dollar Reports Third Quarter
                     Earnings Per Share of $0.40

               Company Updates Guidance for Fiscal 2007


    MATTHEWS, N.C.--(BUSINESS WIRE)--June 28, 2007--Family Dollar Stores, Inc. (NYSE: FDO), today reported net income of $60.4 million for the third quarter of fiscal 2007 ended June 2, 2007, compared with $56.9 million for the third quarter of fiscal 2006 ended May 27, 2006. Net income for the third quarter of fiscal 2007 includes $5.7 million, or approximately $0.02 per diluted share, of expense related to the defense and settlement of the Company's shareholder derivative litigation. Net income per diluted share in the third quarter of fiscal 2007 increased 8.1% to $0.40 compared with $0.37 per diluted share in the third quarter of fiscal 2006.

    "Over the last two years, we have slowed new store growth and accelerated investments in other areas. Thanks to the dedication and hard work of all of our Associates, we have seen improvement in many of our key financial metrics, including earnings per share, return on shareholders' equity and inventory productivity," said Howard R. Levine, Chairman and Chief Executive Officer. "Our focused investment agenda has positioned us to be more competitive in today's challenging economic environment. As we continue to invest to improve our operational execution and enhance the shopping experience for our customers, I continue to be excited about the opportunity for Family Dollar."

    Third Quarter Results

    As previously reported, sales for the third quarter of fiscal 2007 were approximately $1.655 billion, or 5.4% above sales of approximately $1.570 billion for the third quarter of fiscal 2006. Sales in comparable stores (for the comparable 13-week period in both years) increased approximately 1.5%. The increase in comparable store sales was a result of an increase in the average customer transaction amount, which offset a slight decline in customer traffic, as measured by the number of register transactions.

    Gross profit, as a percentage of net sales, was 34.9% in the third quarter of fiscal 2007 compared to 33.6% in the third quarter of fiscal 2006. The improvement in gross profit, as a percentage of sales, was primarily a result of increased sales of prepaid services, stronger sales of higher margin merchandise, and better purchase markups.

    Selling, general and administrative ("SG&A") expenses, as a percentage of sales, increased to 29.3% in the third quarter of fiscal 2007 from 27.7% in the third quarter of fiscal 2006. The increase in SG&A expense, as a percentage of sales, was primarily a result of lower than planned comparable store sales performance, expenses related to the defense and settlement of the Company's outstanding stockholder derivative actions, and expenses related to various Company initiatives.

    In the third quarter of fiscal 2007, the Company recorded net interest income of approximately $0.06 million compared with net interest expense of $1.0 million in the third quarter of fiscal 2006.

    In the third quarter of fiscal 2007, the Company's tax rate was approximately 35.0% compared with 37.7% in the third quarter of fiscal 2006. The decrease in the tax rate was primarily the result of the positive impact of a retroactive reinstatement of federal jobs tax credits, an increase in tax-exempt interest income and the effect of changes in reserves for state income tax contingencies.

    The Company's inventories at June 2, 2007, were $1.008 billion, or 1.9% below inventories of $1.028 billion at May 27, 2006. Excluding in-transit inventory, inventory per store at June 2, 2007, was approximately 9% less than inventory per store at May 27, 2006.

    In the first three quarters of fiscal 2007, capital expenditures were $85.9 million compared with $144.4 million in the first three quarters of fiscal 2006. During the first three quarters of fiscal 2007, the Company opened 232 new stores and closed 37 stores. For the first three quarters of fiscal 2007, depreciation and amortization was $107.6 million compared with $99.0 million in the first three quarters of fiscal 2006.

    During the third quarter of fiscal 2007, the Company repurchased approximately 4.1 million shares at an average cost of $32.53. On June 19, 2007, the Company's Board of Directors authorized the Company to purchase an additional five million shares of the Company's common stock. As of June 19, 2007, the Company had approximately 6.0 million shares authorized to be purchased under all authorizations.

    Outlook

    Reflecting trends month-to-date, the Company continues to expect that comparable store sales for the June period will increase 1% to 3%. For the fourth quarter of fiscal 2007 ending September 1, 2007, the Company expects net sales to increase 5% to 7% and expects comparable store sales for the comparable retail reporting period to increase 1% to 3%. The Company expects that operating margin in the fourth quarter will be pressured by higher markdowns and the effect of low-single digit comparable store sales, but expects to offset this pressure with increased sales of prepaid services, better purchase markups, lower freight expense and lower shrinkage expense. The Company expects earnings per share for the fourth quarter of fiscal 2007 will be between $0.26 and $0.29.

    During fiscal 2007, the Company continues to expect to open approximately 300 stores and close 45 stores. Based on reported results for the first three quarters of fiscal 2007 and the Company's expectations for the fourth quarter, the Company now expects comparable store sales will increase 1% to 2% for the full year and expects that earnings per share for fiscal 2007 will be between $1.62 and $1.65.

    Cautionary Statements

    Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

    -- competitive factors and pricing pressures, including energy prices,

    --  changes in economic conditions,

    --  the impact of acts of war or terrorism,

    --  changes in consumer demand and product mix,

    -- unusual weather, natural disasters or pandemic outbreaks that may impact sales and/or operations,

    --  the impact of inflation,

    --  merchandise supply and pricing constraints,

    --  the Company's ability to attract and retain employees,

    -- changes in state or federal laws or regulations, including the effects of legislation and regulations on wage levels and entitlement programs,

    --  success of merchandising and marketing programs,

    -- the Company's ability to successfully execute its ongoing operational functions,

    -- general transportation or distribution delays or interruptions,

    --  dependence on imports,

    -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

    --  success of new store opening programs,

    -- costs and delays associated with building, opening and operating new distribution facilities and stores,

    -- costs, delays in and/or failure to achieve results associated with the implementation of programs, systems and technology, including merchandising and supply chain processes, store technology, cooler installations and related food programs, Urban Initiative programs, and real estate expansion goals,

    -- unanticipated impact or results of the implementation of new systems and technology, including new point-of-sale systems and new lease administration systems,

    -- changes in food and energy prices and their impact on consumer spending and the Company's costs,

    --  changes in shrinkage,

    -- developments in legal or regulatory guidance regarding stock option grants and related accounting matters,

    -- the Company's ability to promptly finalize settlement of the shareholder derivative actions,

    -- the outcome of the informal inquiry by the Securities and Exchange Commission related to the Company's stock option practices,

    -- litigation or governmental investigations or proceedings, including actions resulting from the Company's stock option practices, the results of the Company's review of such practices and related resulting accounting charges, or the proposed settlement of the shareholder derivative actions; or

    -- changes in interpretations or applications of accounting principles.

    Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" or "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

    Third Quarter Earnings Conference Call Information

    The Company will host a conference call on June 28, 2007, at 10:00 A.M. EDT to discuss results for the third quarter of fiscal 2007. If you wish to participate, please call 1-888-215-0829 for domestic USA calls and 1-706-634-8796 for international calls at least 10 minutes before the call is scheduled to begin. The conference ID for the conference call is 2792413 and the meeting leader is Ms. Kiley Rawlins.

    There will also be a live webcast of the conference call that can be accessed at the following link:
http://www.familydollar.com/investors.aspx?p=irhome.

    A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, June 28, 2007.

    About Family Dollar

    With more than 6,300 stores in a 44-state area ranging northwest to Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-seven years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.




             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Unaudited)


                                     June 2,     May 27,   August 26,
(in thousands, except per share and   2007        2006        2006
 share amounts)
---------------------------------------------- ----------- -----------
Assets
----------------------------------
Current assets:
 Cash and cash equivalents         $  156,192  $   69,745  $   79,727
 Investment securities                200,373      98,400     136,505
 Merchandise inventories            1,007,792   1,028,221   1,037,859
 Deferred income taxes                148,086     134,333     133,468
 Income tax refund receivable              --          --       2,397
 Prepayments and other current
  assets                               52,887      50,775      28,892
                                   ----------- ----------- -----------
  Total current assets              1,565,330   1,381,474   1,418,848

Property and equipment, net         1,053,213   1,066,945   1,077,608
Other assets                           24,104      27,582      26,573
                                   ----------- ----------- -----------

Total assets                       $2,642,647  $2,476,001  $2,523,029
                                   =========== =========== ===========

Liabilities and Shareholders'
 Equity
----------------------------------
Current liabilities:
 Accounts payable and accrued
  liabilities                      $1,007,060  $  918,281  $  986,111
 Income taxes payable                  41,316       8,116          --
                                   ----------- ----------- -----------
  Total current liabilities         1,048,376     926,397     986,111

Long-term debt                        250,000     250,000     250,000
Deferred income taxes                  72,443      78,320      78,525
Commitments and contingencies

Shareholders' equity:
 Preferred stock, $1 par;
  authorized and unissued 500,000
  shares
 Common stock, $.10 par;
  authorized 600,000,000 shares        17,970      17,848      17,856
 Capital in excess of par             180,991     137,094     140,829
 Retained earnings                  1,701,411   1,529,864   1,546,366
                                   ----------- ----------- -----------
                                    1,900,372   1,684,806   1,705,051
 Less: common stock held in
  treasury, at cost                   628,544     463,522     496,658
                                   ----------- ----------- -----------

 Total shareholders' equity         1,271,828   1,221,284   1,208,393
                                   ----------- ----------- -----------

Total liabilities and
 shareholders' equity              $2,642,647  $2,476,001  $2,523,029
                                   =========== =========== ===========



             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                             (Unaudited)


                                       For the Third Quarter Ended
                                   -----------------------------------
                                              % of              % of
                                     June 2,    Net    May 27,    Net
(in thousands, except per share       2007    Sales     2006    Sales
 amounts)
---------------------------------- ----------------- -----------------

Net sales                          $1,654,776 100.0% $1,569,516 100.0%

Cost of sales                       1,077,765  65.1%  1,041,789  66.4%
                                   ----------------- -----------------

Gross margin                          577,011  34.9%    527,727  33.6%

Selling, general and
 administrative expenses              484,137  29.3%    435,366  27.7%
                                   ----------------- -----------------

Operating profit                       92,874   5.6%     92,361   5.9%

Interest income                         3,224   0.2%      2,086   0.1%

Interest expense                        3,167   0.2%      3,093   0.2%
                                   ----------------- -----------------

Income before income taxes             92,931   5.6%     91,354   5.8%

Income taxes                           32,557   2.0%     34,440   2.2%
                                   ----------------- -----------------

Net income                         $   60,374   3.6% $   56,914   3.6%
                                   ================= =================

Net income per common share -
 basic                             $     0.40        $     0.37
Average shares - basic                149,758           154,260

Net income per common share -
 diluted                           $     0.40        $     0.37
Average shares - diluted              150,495           154,566

Dividends declared per common
 share                             $    0.115        $    0.105



             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                             (Unaudited)


                                      For the Three Quarters Ended
                                   -----------------------------------
                                              % of              % of
                                     June 2,    Net    May 27,    Net
(in thousands, except per share       2007    Sales     2006    Sales
 amounts)
---------------------------------------------------- -----------------

Net sales                          $5,202,420 100.0% $4,816,656 100.0%

Cost of sales                       3,420,017  65.7%  3,210,237  66.6%
                                   ----------------- -----------------

Gross margin                        1,782,403  34.3%  1,606,419  33.4%

Selling, general and
 administrative expenses            1,455,096  28.0%  1,298,834  27.0%

Litigation charge                          --    --      45,000   0.9%
                                   ----------------- -----------------

Operating profit                      327,307   6.3%    262,585   5.5%

Interest income                         8,179   0.2%      5,135   0.1%

Interest expense                       13,340   0.3%      8,242   0.2%
                                   ----------------- -----------------

Income before income taxes            322,146   6.2%    259,478   5.4%

Income taxes                          117,105   2.3%     96,646   2.0%
                                   ----------------- -----------------

Net income                         $  205,041   3.9% $  162,832   3.4%
                                   ================= =================

Net income per common share -
 basic                             $     1.36        $     1.04
Average shares - basic                150,300           156,294

Net income per common share -
 diluted                           $     1.36        $     1.04
Average shares - diluted              150,914           156,365

Dividends declared per common
 share                             $    0.335        $    0.305



             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
                   Selected Additional Information


NET SALES BY DIVISION:
                                        For the Third Quarter Ended
                                     ---------------------------------
                                       June 2,     May 27,
(in thousands)                          2007        2006     % Change
------------------------------------ ----------- ----------- ---------
Consumables                          $  975,307  $  916,810       6.4%
Home products                           238,257     233,347       2.1%
Apparel and accessories                 262,789     239,493       9.7%
Seasonal and electronics                178,423     179,866      -0.8%
                                     ----------- ----------- ---------
   TOTAL                             $1,654,776  $1,569,516       5.4%

                                       For the Three Quarters Ended
                                     ---------------------------------
                                       June 2,     May 27,
(in thousands)                          2007        2006     % Change
------------------------------------ ----------- ----------- ---------
Consumables                          $3,023,300  $2,760,051       9.5%
Home products                           806,758     757,219       6.5%
Apparel and accessories                 745,146     684,576       8.8%
Seasonal and electronics                627,216     614,810       2.0%
                                     ----------- ----------- ---------
   TOTAL                             $5,202,420  $4,816,656       8.0%

STORES IN OPERATION:
                                       For the Three Quarters Ended
                                     ---------------------------------
                                       June 2,     May 27,
                                        2007        2006
                                     ----------- -----------
Beginning Store Count                     6,173       5,898
New Store Openings                          232         242
Store Closings                              (37)        (67)
                                     ----------- -----------
Ending Store Count                        6,368       6,073
Total Square Footage (000s)              53,970      51,390
Total Selling Square Footage (000s)      44,840      42,631


    CONTACT: Family Dollar Stores, Inc.
             Kiley F. Rawlins, CFA, Vice President
             Investor Relations and Communications
             704-849-7496; krawlins@familydollar.com
             www.familydollar.com